SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2003

The Wet Seal, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18632 (Commission File Number)	33-0415940 (IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California (Address of Principal Executive Offices)	92610 (Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

(Former name or address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On March 20, 2003, The Wet Seal, Inc. (the “Company”) issued a press release to announce earnings for the fourth quarter and fiscal 2002 as well as expected earnings for the first quarter of fiscal 2003. The Company also announced expected comparable store sales for March and April of fiscal 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

(a)	Financial statements of business required.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

99.1	Copy of press release, dated March 20, 2003, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc. (Registrant)

Date: March 25, 2003	By:	/s/ William Langsdorf
Name: William Langsdorf Title: Senior Vice President and Chief Financial Officer

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